                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             Dave & Buster's, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                             DAVE & BUSTER'S, INC.
                               2481 MANANA DRIVE
                              DALLAS, TEXAS 75220

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 2003

To the Shareholders of Dave & Buster's, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dave & Buster's, Inc. (the "Company") will be held in The Show Room at Dave & Buster's, 10727 Composite Drive, Dallas, Texas, on Tuesday, June 10, 2003, at 9:00 a.m. local time, for the following purposes:

          (a) To elect one class of directors (consisting of three directors) of the Company to serve for a three-year term, or until their successors have been elected and qualified. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

          (b) To ratify the selection of Ernst & Young LLP, as independent auditors of the Company for the fiscal year 2003. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.

          (c) To consider and act upon a shareholder proposal, requesting that we pursue a sale of the Company with the assistance of an investment banker. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.

     The Company has been notified by a shareholder, Dolphin Limited Partnership I, L.P., that such shareholder intend to nominate three individuals in opposition to the Board's three nominees for director.

     The Board has fixed the close of business on April 18, 2003 as the record date for determination of those shareholders who will be entitled to notice of, and to vote at, the meeting or any adjournment thereof. You may examine a list of the shareholders of record as of the close of business on April 18, 2003 for any purpose germane to the meeting during the 10-day period preceding the date of the meeting at the offices of the Company, located at 2481 Manana Drive, Dallas, Texas 75220.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES).

     IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING, PLEASE CONTACT GEORGESON SHAREHOLDER, TOLL FREE AT 1-800-605-6576.

                                          By Order of the Board of Directors

                                          /s/ JOHN S. DAVIS

                                          JOHN S. DAVIS
                                          Senior Vice President, General Counsel
                                          and
                                          Corporate Secretary

Dallas, Texas
May 6, 2003

                             DAVE & BUSTER'S, INC.
                               2481 MANANA DRIVE
                              DALLAS, TEXAS 75220

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 2003

                              GENERAL INFORMATION

     This Proxy Statement is furnished to holders of the common stock, par value $.01 per share (the "Common Stock"), of Dave & Buster's, Inc., a Missouri corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 10, 2003, at 9:00 a.m. local time and at any and all adjournments or postponements thereof (the "Annual Meeting"). The purpose of the meeting and the matters expected to be acted upon are set forth in the preceding Notice of Annual Meeting of Shareholders. At present, the Board of Directors knows of no other business which will come before the meeting.

     This Proxy Statement and accompanying form of proxy are being mailed to the Company's shareholders on or about May 6, 2003. The Company's Annual Report, covering the Company's fiscal year 2002, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                           QUORUM AND VOTING OF PROXY

     Record Date. The record date for the Annual Meeting ("Record Date") is April 18, 2003. Only holders of record of the Common Stock at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, 13,362,785 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

     Quorum. In order for any business to be conducted at the Annual Meeting, the holders of a majority of the outstanding shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the shareholders who are present may adjourn the Annual Meeting to a specified date not later than 90 days from such adjournment. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice to shareholders is required to be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

     Required Vote. Votes cast at the meeting will be tabulated by persons appointed as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as being represented at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote, withholding authority to vote or abstaining on any or all of the matters. Likewise, the inspectors of election will treat shares referred to as "broker non-votes" (referring to proxies that represent shares of Common Stock held in street name as to which brokers do not have discretionary voting authority and as to which they have not received voting instructions from their customers) as being represented of the Annual Meeting for purposes of determining a quorum.

     Assuming that a quorum is present at the Annual Meeting, the election as a director of each nominee requires the affirmative vote of holders of record of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting. Shares represented by a proxy that directs that a vote be withheld for one or more director nominees will be deemed to be represented at the Annual Meeting for purposes of determining the outcome of the election of directors. "Broker non-votes" will not be deemed to be represented at the Annual Meeting, and therefore will be disregarded by the election inspectors for purposes of determining the outcome of the election of directors (even if considered to be represented at the Annual Meeting for purposes of other matters).

     Assuming that a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy will be required to approve the ratification of the appointment of the independent auditors, the shareholder proposal or any other matter that may properly be brought before the Annual Meeting. For purposes of determining the outcome of any matter other than the election of directors, (i) shares represented by a proxy that directs that the shares abstain from voting on a particular matter will be deemed to be represented at the Annual Meeting as to such matter, and therefore will have the effect of a vote against such matter, and (ii) "broker non-votes," if any, with respect to a particular matter will not be deemed to be represented at the Annual Meeting for purposes of the vote as to such matter, and therefore will be disregarded by the election inspectors for purposes of determining the outcome of the vote on such matter.

     The Annual Meeting will continue until adjourned by a vote of the shareholders present or declared adjourned by the presiding officer.


     Proxies. If the enclosed Proxy is properly executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated. If a shareholder does not indicate any voting instructions, such shareholder's shares will be voted (i) FOR the election to a three year term as directors of the Company of the Board's three nominees set forth below; (ii) FOR the ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year 2003, and (iii) AGAINST approval of the shareholder proposal. The Company is not aware of any other matter of business to be brought before the meeting. If any other matter or business is properly brought before the meeting or any adjournment thereof, the proxy holders may vote the proxies in their discretion.


     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: Dave & Buster's, Inc., 2481 Manana Drive, Dallas, Texas 75220, Attention: John S. Davis, Senior Vice President, General Counsel and Secretary.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company currently estimates that it will spend a total of approximately $200,000 for its solicitation of proxies. This estimate excludes salaries and wages of regular employees and officers and normal expenses of an uncontested proxy solicitation for the election of directors. As of April 16, 2003, the Company had expended approximately $20,000 in connection with its proxy solicitation. The Company has retained Georgeson Shareholder Communications, Inc. ("Georgeson") for a fee not to exceed $50,000, plus reimbursement of reasonable out-of-pocket expenses to assist in the solicitation of proxies and revocations. The Company estimates that approximately 25 employees of Georgeson will be involved in the solicitation of proxies and revocations on behalf of the Company. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, by advertisements in periodicals, or by meetings with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor. The Company may also solicit proxies by postings on its website at www.daveandbusters.com, but does not intend to allow for Internet voting of proxies.

     The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

             INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES

     Under applicable Securities and Exchange Commission rules, the following individuals, all of whom are directors or executive officers of the Company, may be deemed to be participants in the solicitation of proxies on behalf of the Company ("Participants'):

NAME                                    PRESENT PRINCIPAL OCCUPATION    PRINCIPAL ADDRESS OF EMPLOYMENT
----                                    ----------------------------    -------------------------------
Allen J. Bernstein...................  Chairman of the Board and        Morton's Restaurant Group, Inc.
                                       Chief Executive Officer,         3333 New Hyde Park Road
                                       Morton's Restaurant Group,       Suite 210
                                       Inc.                             New Hyde Park, NY 10042
James "Buster" W. Corley.............  Chief Executive Officer and      Dave & Buster's, Inc.
                                       Chief Operating Officer          2481 Manana Drive
                                                                        Dallas, TX 75220
David "Dave" O. Corriveau............  President                        Dave & Buster's, Inc.
                                                                        2481 Manana Drive
                                                                        Dallas, TX 75220
Peter A. Edison......................  Chairman of the Board and        Baker's Footwear Group, Inc.
                                       Chief Executive Officer,         2815 Scott Avenue
                                       Baker's Footwear Group, Inc.     St. Louis, MO 63103
Mark A. Levy.........................  Managing Director, Alexander     Alexander Capital Group
                                       Capital Group                    737 N. Michigan Avenue
                                                                        Suite 810
                                                                        Chicago, IL 60611
Christopher C. Maguire...............  President, Staubach Retail       Staubach Retail Services
                                       Services                         15601 Dallas Parkway
                                                                        Suite 400
                                                                        Addison, TX 75001
Patricia P. Priest...................  Managing Director and Chief      The Beck Group
                                       Financial Officer, The Beck      1807 Ross Avenue
                                       Group                            Suite 500
                                                                        Dallas, TX 75201
David P. Pittaway....................  Senior Managing Director,        Castle Harlan, Inc.
                                       Castle Harlan, Inc.              150 E. 58th Street
                                                                        37th Floor
                                                                        New York, NY 10155
Walter J. Humann.....................  Chairman, President and Chief    WJH Corporation
                                       Executive Officer, WJH           1445 Ross Avenue
                                       Corporation                      Suite 5400
                                                                        Dallas, TX 72020
John S. Davis........................  Sr. Vice President, General      Dave & Buster's, Inc.
                                       Counsel and Secretary            2481 Manana Drive
                                                                        Dallas, TX 75220
Nancy J. Duricic.....................  Sr. Vice President, Human        Dave & Buster's, Inc.
                                       Resources                        2481 Manana Drive
                                                                        Dallas, TX 75220
William C. Hammett, Jr...............  Sr. Vice President and Chief     Dave & Buster's, Inc.
                                       Financial Officer                2481 Manana Drive
                                                                        Dallas, TX 75220
Deborah A. Inzer.....................  Vice President, Accounting and   Dave & Buster's, Inc.
                                       Controller                       2481 Manana Drive
                                                                        Dallas, TX 75220

NAME                                    PRESENT PRINCIPAL OCCUPATION    PRINCIPAL ADDRESS OF EMPLOYMENT
----                                    ----------------------------    -------------------------------
Sterling R. Smith....................  Sr. Vice President, Operations   Dave & Buster's, Inc.
                                                                        2481 Manana Drive
                                                                        Dallas, TX 75220
Bryan L. Spain.......................  Sr. Vice President,              Dave & Buster's, Inc.
                                       Procurement & Development        2481 Manana Drive
                                                                        Dallas, TX 75220

     The number of shares owned by each Participant (other than Ms. Duricic, Mr. Spain and Ms. Inzer) are set forth below in the table under "Stock Ownership by Certain Beneficial Owners." Except as otherwise disclosed in this Proxy Statement, the shares set forth in that table opposite such Participant's name are owned of record and beneficially by such Participant. As of the date of this Proxy Statement, Ms. Duricic, Mr. Spain and Ms. Inzer, owned 12,500, 14,000 and 4,000 shares respectively of Common Stock (including restricted stock), and held presently exercisable options to acquire 36,467, 63,500 and 1,000 shares, respectively, under the Company's stock option plans. Within the past two years, none of the Participants have purchased or sold any shares of Common Stock except as follows: (i) Mr. Corriveau sold 5,000 shares of Common Stock on May 5, 2001 at a price of $9.00 per share and sold 10,000 shares on July 11, 2001 at a price of $7.65 per share and (ii) Mr. Smith sold 1,495 shares of Common Stock on April 12, 2002 at a price of $10.25 per share and sold 500 shares on the same date at a price of $10.33 per share.

     Except as described in this Proxy Statement, none of the Participants nor any of their respective affiliates or associates (together, the "Participant Affiliates") (i) directly or indirectly beneficially owns any securities of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Proxy Statement, no Participant or Participant Affiliate is or was either a party to any transaction or series of transactions since the beginning of fiscal 2002 or has knowledge of any currently proposed transaction or series of transactions (i) to which the Company was or is to be a party, (ii) in which the amount involved exceeds $60,000 and (iii) in which any Participant or Participant Affiliate had or will have a direct or indirect material interest. Except as described in this Proxy Statement, no Participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any (i) future employment by the Company or its affiliates or
(ii) any transaction to which the Company or any of its affiliates will or maybe a party. Except as described in this Proxy Statement, there are no contracts, arrangements or understandings by any Participant or Participant Affiliate within the past year with any person with respect to any securities of the Company.

CERTAIN AGREEMENTS RELATING TO THE COMPANY'S STOCK

     On May 30, 2002, the Company entered into a merger agreement with D&B Holdings I, Inc. and D&B Acquisition Sub, Inc. pursuant to which the Company proposed to merge with D&B Acquisition Sub, Inc. Concurrently with the execution of the merger agreement, David O. Corriveau, James W. Corley, W.C. Hammett, Jr. and Walter S. Henrion entered into a support and exchange agreement with D&B Holdings I, Inc. and D&B Acquisition Sub, Inc. pursuant to which each of these individuals agreed, among other things, not to transfer or sell their shares of Common Stock prior to the merger, to vote their shares of Common Stock in favor of the merger, and upon closing of the merger, to exchange their shares of Common Stock and certain stock options for shares of common stock and stock options of D&B Holdings I, Inc. It was also contemplated that, upon closing of the merger, these individuals would enter into a stockholder agreement which would set forth certain voting rights, put/call rights, transfer limitations and other rights and obligations with respect to the shares of common stock of D&B Holdings I, Inc. to be received in the exchange. The merger agreement and the support and exchange agreement, together with the understanding regarding the stockholder agreement, were terminated by the parties thereto on October 24, 2002.

                  STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 10, 2003, for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and each of the Board's nominees for director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive Officers Compensation" and (iv) all of the directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to the listed shares.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
NAME                                                           NUMBER     PERCENT
----                                                          ---------   -------
5% OR MORE SHAREHOLDERS
Dolphin Limited Partnership I, L.P.(2)......................  1,235,900     9.3%
Barclays Global Investors, N.A.(3)..........................  1,088,497     8.1%
Dimensional Fund Advisors, Inc.(4)..........................    815,780     6.1%
DIRECTORS AND EXECUTIVE OFFICERS:
David O. Corriveau(5).......................................    799,384     5.8%
James W. Corley(6)..........................................    814,385     5.9%
W.C. Hammett, Jr.(7)........................................     50,000       *
Sterling R. Smith(8)........................................    115,600       *
John S. Davis(9)............................................     21,333       *
Allen J. Bernstein(10)......................................     30,000       *
Peter A. Edison(11).........................................    433,568     3.2%
Walter J. Humann(12)........................................          0       *
Mark A. Levy(13)............................................     15,005       *
Christopher C. Maguire(14)..................................     33,000       *
David B. Pittaway(12).......................................          0       *
Patricia P. Priest(12)......................................          0       *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (15
  PERSONS)(15)..............................................  2,443,742    17.1%

---------------

  *  Indicates less than 1%.

 (1) Pursuant to the rules of the Securities and Exchange Commission ("SEC"), shares of the Company's Common Stock that a person has the right to acquire within 60 days (i.e. on or before May 31, 2003) are deemed to be outstanding for the purposes of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Based upon a Schedule 14A filed with the SEC on March 21, 2003 and a
     Schedule 13D filed with the SEC on March 3, 2003. The address of Dolphin Limited Partnership I, L.P. ("Dolphin") is 96 Cummings Point Road, Stamford, Connecticut 06902. Dolphin has sole voting and dispositive power over all of such shares. The General Partner of Dolphin is Dolphin Associates LLC, the managing member of Dolphin Associates LLC is Dolphin Holdings Corp. and the Senior Managing Director, Chief Executive Officer and President of Dolphin Holdings Corp. is Donald T. Netter.

 (3) Based upon a Schedule 13G filed with the SEC on February 12, 2003. The address of Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, California 94105. Barclays Global Investors, N.A. has voting and dispositive power over 1,019,010 shares and Barclays Global Fund Advisors has voting and dispositive power over 69,487 shares.

 (4) Based upon a Schedule 13G filed with the SEC on February 10, 2003. The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. has sole voting and dispositive power over all of such shares.

 (5) Includes 326,667 shares subject to options exercisable within 60 days and 60,000 shares of restricted stock for which Mr. Corriveau has sole voting power only. Includes 74,545 shares owned of record by a family limited partnership for which Mr. Corriveau shares voting and dispositive power. Mr. Corriveau disclaims beneficial ownership with respect to such shares. Substantially all of the shares owned directly by Mr. Corriveau have been pledged as collateral to secure various personal bank loans and margin trading in personal brokerage accounts.

 (6) Includes 326,667 shares subject to options exercisable within 60 days and 60,000 shares of restricted stock for which Mr. Corley has sole voting power only. Includes 99,559 shares owned of record by a family limited partnership for which Mr. Corley shares voting and dispositive power. Mr. Corley disclaims beneficial ownership with respect to such shares.

 (7) Includes 25, 000 shares subject to options exercisable within 60 days and 25,000 shares of restricted stock for which Mr. Hammett has sole voting power only.

 (8) Includes 93,600 shares subject to options exercisable within 60 days and 15,000 shares of restricted stock for which Mr. Smith has sole voting power only.

 (9) Includes 13,333 shares subject to options exercisable within 60 days and 8,000 shares of restricted stock for which Mr. Davis has sole voting power only.

(10) Includes 30,000 shares subject to options exercisable within 60 days.

(11) Includes 210,970 shares owned by a charitable foundation of which Mr. Edison is a director, 5,784 shares held in trust for the benefit of a family member, and 60 shares owned directly by a family member. Mr. Edison disclaims beneficial ownership of all of such shares.

(12) Mr. Humann, Ms. Priest and Mr. Pittaway were each awarded 22,500 options in April 2003 under the Directors Stock Option Plan. See "Director Compensation".

(13) Includes 15,000 shares subject to options exercisable within 60 days and 5 shares owned directly by a family member. Mr. Levy disclaims beneficial ownership with respect to such shares.

(14) Includes 30,000 shares subject to options exercisable within 60 days.

(15) Includes a total of 961,234 shares subject to options exercisable within 60 days and 192,000 shares of restricted stock for which such officers hold sole voting power only.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall consist of three or more directors, with the exact number to be determined by the affirmative vote of a majority of the Board of Directors. By resolution, the Board of Directors has set the number of directors of the Company at nine. The Company's Articles of Incorporation provide for the Board of Directors to consist of three classes of directors serving staggered terms of office, with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a three-year term to serve until the election and qualification of their successors. Three current directors, James W. Corley, Peter A. Edison, and Patricia P. Priest have been nominated for re-election at the Annual Meeting for a three-year term expiring in 2006. Ms. Priest was elected by the Board on April 17, 2003 to fill the vacancy created by the retirement of former Board member Walter S. Henrion, to serve the remainder of his term ending on the date of the Annual Meeting. The other six directors have one year and two years, (depending on class) remaining on their terms of office and will not be voted upon at the Annual Meeting.

     It is the intention of the persons named as proxies to vote the Proxies for election of each Mr. Corley, Mr. Edison, and Ms. Priest as a director of the Company, unless the shareholders direct otherwise in their

Proxies. Each director will be elected to hold office until the 2006 Annual Meeting of Shareholders or until his or her earlier death, resignation or removal. Each of Mr. Corley, Mr. Edison, and Ms. Priest has consented to continue to serve as a director of the Company if re-elected and none of such nominees has notified the Company that they intend to serve only if all three of the Board's nominees are elected. In the unanticipated event that Mr. Corley, Mr. Edison, or Ms. Priest refuses or is unable to serve as a director, the Board of Directors, in its discretion, may designate a substitute or nominee or nominees (in which case the persons named as proxies will vote all valid Proxies for the election of such substitute nominee or nominees), or by resolution reduce the authorized number of directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD'S THREE NOMINEES LISTED BELOW. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE IN THE ELECTION AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF EACH NOMINEE.

DIRECTOR AND NOMINEE INFORMATION

     Based on information supplied by them, set forth below is certain information concerning the Board's nominees for election as directors and the directors in other classes whose terms of office will continue after the Annual Meeting, including the name and age of each, their current principal occupations (which continued for at least the past five years unless otherwise indicated), the names and principal businesses of the corporations or other organizations in which their occupations are carried on, the year each was elected to the Board of Directors of the Company, their positions with the Company, and their directorships in other publicly held companies.

  NOMINEES FOR DIRECTOR (CURRENT TERMS EXPIRE 2003)

     Mr. Peter A. Edison, 47, was named Chairman of the Board of the Company in April 2003. He has been the Chairman and Chief Executive Officer of the Baker's Footwear Group, Inc., formerly Weiss and Neuman Shoe Company, a specialty footwear retailer, since October 1997. Mr. Edison has been a director of the Company since 1995.

     Mr. James W. "Buster" Corley, 52, a co-founder of the Dave & Buster's concept in 1982, has served as Chief Executive Officer of the Company since April 2003 and as Chief Operating Officer since June 1995 and has been director since 1995. He previously served as Co-Chief Executive Officer from June 1995 to April 2003, and as Co-Chairman of the Board from February 1996 to April 2003. Mr. Corley served as Executive Vice President and Chief Operating Officer of D&B Holding (a predecessor of the Company) from 1989 through June 1995. From 1982 to 1989, Messrs. Corley and Corriveau operated the Company's business.

     Ms. Patricia P. Priest, 51, has served as a Managing Director, a member of the Board of Directors and Chief Financial Officer of the Beck Group, an $800 million real estate, architectural and construction services company, since 1999. Prior to joining the Beck Group, Ms. Priest served as President of Intershop Real Estate Services, a Swiss-based real estate investment company, as Chief Financial Officer of Rosewood Property Company and Chief Investment Officer of Patriot American Hospitality/Wyndham International. Ms. Priest was appointed as a director of the Company in April 2003 to fill a vacancy on the Board created by the retirement of former director Walter S. Henrion.

  DIRECTORS CONTINUING IN OFFICE (TERMS EXPIRE 2004)

     Mr. Allen J. Bernstein, 57, is founder of Morton's Restaurant Group, Inc. and has been its Chairman of the Board and Chief Executive Officer since its inception in 1988. Morton's owns and operates more than 69 restaurants, comprised of two distinct restaurant companies, Morton's The Steakhouse and Bertolini's Restaurants. Mr. Bernstein has been a director of the Company since 1996.

     Mr. David B. Pittaway, 52, has served as Senior Managing Director of Castle Harlan, Inc., a private equity investment firm specializing in mergers and acquisitions, since 1987. Prior to joining Castle Harlan, Mr. Pittaway was Vice President, Strategic Planning, and Assistant to the President of Donaldson, Lufkin & Jenrette, Inc., served as a management consultant with Bain & Company and practiced law. He is also a director of American Achievement Corporation. Mr. Pittaway was appointed as a director of the Company in April 2003 to fill a vacancy on the Board occurring as a result of the Board's decision to increase the number of directors of the Company from 8 to 9.

     Mr. Walter J. Humann, 65, has been President and Chief Executive Officer of WJH Corporation, a Dallas-based real estate partnership, since 1991. He formerly served as Chairman of the Executive Committee, Director and Executive Vice President of Hunt Consolidated, Inc. and as President of numerous diversified Hunt Consolidated subsidiaries or affiliates from 1975 to 1992. He has also served as an independent director of public companies Memorex-Telex, RAND Corporation and Nichols Homeshield. Mr. Humann was appointed as a director of the Company to fill a vacancy on the Board created by the retirement of Bruce H. Hallett.

  DIRECTORS CONTINUING IN OFFICE (TERMS EXPIRE 2005)

     Mr. David O. "Dave" Corriveau, 51, a co-founder of the Dave & Buster's concept in 1982, has been President and a director of the Company since 1995. He previously served as Co-Chief Executive Officer from June 1995 to April 2003, and as Co-Chairman of the Board from February 1996 to April 2003. Mr. Corriveau served as President and Chief Executive Officer of D&B Holding (a predecessor of the Company) from 1989 through June 1995. From 1982 to 1989, Messrs. Corriveau and Corley operated the Company's business.

     Mr. Mark A. Levy, 56, is founder and has been managing director of Alexander Capital Group, a private investment firm, since June 1998. He was a co-founder of The Levy Restaurants and served as its Vice Chairman from 1978 to 1998. The Levy Restaurants operates restaurants, food service and special concession operations throughout the United States. Mr. Levy served as lead director from March 2003 until Mr. Edison was named independent Chairman of the Board in April 2003, effectively replacing the position of lead director. He has been a director of the Company since 1995.

     Mr. Christopher C. Maguire, 41, has served as CEO and President of Staubach Retail Services, a national retail real estate consulting company, and Cypress Equities, Inc., a retail development and acquisition affiliate, since their inception in 1994. Mr. Maguire joined The Staubach Company, a Dallas-based national real estate brokerage firm in 1986 to form its Retail Services Division. Mr. Maguire has been a director of the Company since 1997.

  ADVANCE NOTICE OF SHAREHOLDER NOMINEES

     Dolphin, a shareholder of the company, has notified the Company of its intention to nominate three individuals in opposition to the three nominees of the Board. According to information provided by Dolphin, for which the Company disclaims any responsibility, these individuals are: Donald T. Netter, 41, Chairman, Chief Executive Officer, President and Senior Managing Director of Dolphin Holding Corporation, 96 Cummings Point Road, Stamford, CT 06902; Edward
E. Hartline, 56, a Managing Partner of the law firm of Brown McCarroll, L.L.P., 1111 Bagby, 47th Floor, Houston, TX 77030; and Edward A. Weinstein, 67, retired Partner of Deloitte & Touche LLP, 433 East 56th Street, Apt. 15A, New York, NY 10022.

     The Board of Directors held five meetings in fiscal 2002. No director attended fewer than 75% of the meetings of the Board or of any committee of the Board on which he served during such period.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee, comprised of Ms. Priest (Chair) and Messrs. Edison, and Pittaway, recommends to the Board of Directors the appointment of the Company's independent auditors, reviews and approves the scope of the annual audit of the Company's financial statements, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the internal and independent auditors and periodically reviews and approves major accounting policies and significant internal accounting control procedures. For fiscal 2002, the Audit Committee was comprised of Messrs. Edison, Hallett and Maguire. The Audit Committee met six times during fiscal 2002. The Audit Committee operates pursuant to a new charter adopted in April 2003, a copy of which is attached to this Proxy Statement as Annex A.

     The Audit Committee is composed of outside directors who are not officers or employees of the Company. Each of the present members of the Audit Committee is independent of management, as "independence" is presently defined under the existing listing standards of the New York Stock Exchange.

     In addition, the Board has determined that each of Ms. Priest, Mr. Edison and Mr. Pittaway qualify as "audit committee financial experts" under the provisions of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission.

     The Compensation Committee, comprised of independent directors Messrs. Pittaway (Chair), Humann, and Bernstein, reviews and recommends compensation of officers and directors, administers equity plans and reviews major personnel matters. For fiscal 2002, the Compensation Committee was comprised of Messrs. Levy and Bernstein. The Compensation Committee met three times during fiscal 2002. Attached to this Proxy Statement as Annex B is the original Charter adopted by the Compensation Committee in April 2003.

     The Nominating and Corporate Governance Committee comprised of independent directors Messrs. Edison (Chair), Humann, and Levy, was newly formed in March 2003 and therefore did not meet during fiscal 2002. The Nominating & Corporate Governance Committee is charged with establishing criteria for and nominating candidates for director of the Company as well as administering the overall corporate governance policies and philosophy of the Company. Attached to this Proxy Statement as Annex C is the original Charter adopted by the Nominating and Governance Committee in April 2003.

     While the Nominating and Corporate Governance Committee believes that it is able to identify a sufficient number of qualified candidates from it own resources, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions must be sent in writing to the Secretary at the Company's address and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to consideration of his or her name by the Nominating and Corporate Governance Committee. The Company's bylaws include additional requirements regarding nominations of persons at shareholders' meetings other than by the Board.

     The Executive Committee, formerly comprised of Messrs. Corriveau, Corley and Mr. Henrion, did not meet or act during fiscal 2002. In April 2003, the Board of Directors voted to eliminate the Executive Committee as a standing board committee.

                                   PROPOSAL 2

                   RATIFICATION OF THE SELECTION OF AUDITORS

     The Audit Committee has appointed Ernst & Young LLP ("Ernst & Young") to be the independent auditors of the Company for fiscal 2003. Although not legally required to do so, upon the recommendation of the Audit Committee, the Board is submitting the appointment of Ernst & Young as the Company's independent auditors for fiscal 2003 to the shareholders for ratification at this meeting.

     The services provided to the Company by Ernst & Young in fiscal 2003 will include, in addition to performing the audit, review of quarterly financial statements, completion and review of federal and state tax returns, and consultation on various accounting financial reporting, tax and related matters.

     Ernst & Young, a nationally known firm, has no direct or indirect interest in the Company. The firm of Ernst & Young has been the Company's auditor since 1995.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG TO BE THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2003, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING.

REPORT OF THE AUDIT COMMITTEE

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended February 2, 2003. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with the Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended February 2, 2003.

                                          Peter A. Edison, Chairman
                                          Bruce H. Hallett
                                          Christopher C. Maguire

INDEPENDENCE OF ACCOUNTANTS

     Ernst & Young, LLP served as the Company's independent accountants for the fiscal years ended February 2, 2003 and February 3, 2002 and has been selected, subject to the ratification of such selection by the Company's stockholders, to serve in such capacity for the current year. For the fiscal years ended February 2, 2003 and February 3, 2002, the Company paid Ernst & Young, the following amounts:

                                                              FISCAL 2002   FISCAL 2001
                                                              -----------   -----------
Audit Fees..................................................   $175,400      $138,000
Audit-Related Fees (includes................................    205,105             0
  transaction due diligence)
Tax Fees (tax compliance and preparation)...................    215,499       140,074
All Other Fees (includes special projects; tax advice and
  services outside the scope of tax compliance and
  preparation; other miscellaneous matters).................    246,620       145,921

     In March 2003, the Audit Committee established a policy whereby Ernst & Young would be required to seek pre-approval by the Committee of all tax and other non-audit related services by providing a prior description of the services to be performed and specific fee estimates for each such service. Prior to the adoption of such policy, the Audit Committee pre-approved 100% of estimated audit-related and tax fees and 0% of all other fees of Ernst & Young for fiscal 2002 and 2001.

     The Audit Committee concluded that the provision of the above mentioned non-audit services is compatible with maintaining the independence of Ernst & Young.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS COMPENSATION

     The following table sets forth information concerning all compensation paid or accrued by the Company during fiscal 2000, 2001 and 2002 to or for the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                    ANNUAL COMPENSATION(1)   ------------------------------
                                    ----------------------    RESTRICTED      SECURITIES       ALL OTHER
                                    SALARY(2)    BONUS(2)    STOCK AWARDS     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR      ($)          ($)         ($)(3)      OPTIONS/SARS(#)      ($)(4)
---------------------------  ----   ----------   ---------   ------------   ---------------   ------------
David O. Corriveau.......    2002    $582,692    $ 60,000            --              --               --
  (President)                2001    $498,077    $100,000            --         150,000         $115,385
                             2000    $391,346          --      $480,000         120,000               --
James W. Corley..........    2002    $582,692    $ 60,000            --              --               --
  (CEO & COO)                2001    $498,077    $100,000            --         150,000         $115,385
                             2000    $391,346          --      $480,000         120,000               --
W.C. Hammett, Jr.(5).....    2002    $234,510    $ 50,000            --              --         $ 16,152
  (Senior Vice President     2001    $ 34,615    $ 10,000      $161,250          75,000              838
  and CFO)                   2000          --          --            --              --               --
Sterling R. Smith........    2002    $213,115    $ 20,000            --              --         $  5,862
  (Senior Vice President,    2001    $205,577    $ 25,000            --          70,000         $ 51,845
  Operations)                2000    $187,115          --      $120,000          20,000               --
John S. Davis(6).........    2002    $182,236    $ 20,000            --              --         $  3,347
  (Senior Vice President,    2001    $134,712    $ 17,500      $ 63,200          20,000         $  5,559
  General Counsel and        2000          --          --            --              --               --
  Secretary)

---------------

(1) The value of perquisites and other personal benefits is not reported where such amount does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(2) Amounts earned were determined by the Company's Compensation Committee. Base salaries for Mr. Corriveau and Mr. Corley were reduced by 20 percent for 2003. See "Report of the Compensation Committee."

(3) All restricted stock awards, except the award to Mr. Hammett, are subject to vesting over seven years, or earlier contingent upon the Company reaching specific financial performance measures. Mr. Hammett's restricted stock vests in full on December 1, 2006. As of February 2, 2003 the number and value of restricted stock holdings by the Named Executive Officers was as follows: Mr. Corriveau 60,000 shares, $488,400; Mr. Corley 60,000 shares, $488,400; Mr. Hammett 25,000 shares, $203,500; Mr. Smith 15,000 shares,
    $122,100; and Mr. Davis 8,000 shares, $65,120.

(4) Includes non-qualified and qualified moving expenses for Mr. Hammett in fiscal 2002, and retention bonuses paid to Mr. Corley, Mr. Corriveau and Mr. Smith in fiscal 2001. Also includes matching contributions to the Company's 401k plan.

(5) Mr. Hammett joined the Company on December 1, 2001.

(6) Mr. Davis joined the Company on April 16, 2001.

EMPLOYMENT AGREEMENTS

     Effective April 3, 2000, the Company entered into employment agreements with each of Messrs. Corriveau and Corley (the "Employment Agreements"). Under the terms of the Employment

Agreements, each of Messrs. Corriveau and Corley are entitled to a base salary of $400,000, or such higher amount as the Compensation Committee may determine from time to time. They also are entitled to participate in the executive incentive bonus plan and in any other bonus arrangement mutually agreed between them and the Company. The Employment Agreements continually renew after an initial one-year period on a rolling one-year basis. Contemporaneously with the Employment Agreements, the Company also entered into Executive Retention Agreements with each of Messrs. Corriveau and Corley. In fiscal 2001, the Company also entered into Executive Retention Agreements with Mr. Hammett, Mr. Smith and Mr. Davis, as well as other executive officers of the Company. These Executive Retention Agreements provide for guaranteed severance payments equal to two times the annual compensation of the executive officers (base salary plus cash bonus award) and continuation of health and similar benefits for a two year period upon termination of employment without cause within one year after a change of control of the Company. In the case of Messrs. Corriveau and Corley, if the officer remains employed with the Company through the first anniversary date following a change of control, a special bonus equal to one year's compensation will be paid.

     The Company has entered into related trust agreements to provide for payment of amounts under its non-qualified deferred compensation plans and the Executive Retention Agreements. Full funding is required in the event of a change of control.

     Under the terms of the Company's Stock Option Plans, all options and restricted stock will become vested upon the occurrence of a change of control.

STOCK PLAN INFORMATION

     There were no stock options or restricted stock granted during fiscal 2002 under the Dave & Buster's 1995 Stock Incentive Plan (the "Stock Plan") to any of the Named Executive Officers.

     None of the Named Executive Officers exercised options during fiscal 2002. The following table sets forth certain information with respect to the options held by the Named Executive Officers at February 2, 2003:

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                      VALUE OF UNEXERCISED
                                                        NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT FEBRUARY 2, 2003       FEBRUARY 2, 2003(1)
                                                     ---------------------------   ---------------------------
                           SHARES         VALUE      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                    EXERCISED(#)   REALIZED($)       (#)            (#)            ($)            ($)
----                    ------------   -----------   -----------   -------------   -----------   -------------
David O. Corriveau....       0              0          293,334        116,666       $107,468       $150,832
James W. Corley.......       0              0          293,334        116,666       $107,468       $150,832
W.C. Hammett..........       0              0           25,000         50,000       $ 42,250       $ 84,500
Sterling R. Smith.....       0              0           72,767         66,833       $ 45,867       $ 73,933
John S. Davis.........       0              0            6,667         13,333       $  1,600       $  3,200

---------------

(1) Based upon the closing price of the Common Stock of the Company on January 31, 2003 of $8.14 per share.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has furnished the following report on executive compensation. The Compensation Committee report documents the components of the Company's executive officer compensation programs and describes the compensation philosophy on which fiscal year 2002 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the Chief Executive Officer (which for fiscal 2002 included the Co-Chief Executive Officers) and the other executive officers that are named in the compensation tables who are currently employed by the

Company (the "Named Executive Officers"). The Compensation Committee, composed solely of non-employee directors, also administers the Stock Plan.

     This report of the Compensation Committee will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not be deemed "soliciting material" or be deemed "filed" under such Acts.

  COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

     It is the philosophy of the Company to link executive compensation to corporate performance and to create incentives for management to enhance shareholder value. The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions:

     - Provide a competitive total executive compensation package that enables the Company to attract and retain key executives.

     - Integrate all pay programs with the Company's annual and long-term business objectives and strategy, and focus executives on the fulfillment of these objectives.

     - Provide variable compensation opportunities that are directly linked with the performance of the Company.

  CASH COMPENSATION

     Cash compensation includes base salary and the Company's annual incentive plan awards. The base salary of each of the Company's executive officers is determined by an evaluation of the responsibilities of that position and by comparison to the average level of salaries paid in the competitive market in which the Company competes for comparable executive ability and experience. Annually, the performance of each Named Executive Officer is reviewed by the Compensation Committee using information and evaluations provided by the President and the Chief Executive Officer (these officers review the performance of all other senior management) taking into account the Company's operating and financial results for that year, a subjective assessment of the contribution of each executive officer to such results, the achievement of goals established for each such executive officer at the beginning of each year, and competitive salary levels for persons in those positions in the markets in which the Company competes. To assist in its deliberations, the Compensation Committee has engaged the services of an independent compensation consultant to provide a detailed analysis of market competitive base salary and incentive compensation information that included companies in both the chain restaurant industry and in a broader cross-section of similar industries. Following its review of the performance of the Company's Named Executive Officers, the Compensation Committee Chairman reports the Compensation Committee's recommendations for salary increases and incentive awards to the Board of Directors.

     The Company's executive incentive plan (EIP) is designed to recognize and reward those employees that make significant contributions towards achieving the Company's annual business plan. The Compensation Committee believes the EIP should be the principal short-term incentive program for providing cash bonus opportunities for the Company's executives contingent upon operating results and the achievement of individual performance objectives as determined by the Compensation Committee or the Chief Executive Officer, as the case may be. The fiscal 2002 EIP corporate financial target was based on targeted earnings before income taxes and depreciation (EBITDA) for the Company, which counts 75% towards the total EIP bonus awarded. Individual performance objectives count 25% toward such award. The Compensation Committee will continue to review and modify the performance goals for the EIP as necessary to ensure reasonableness, achievability, and consistency with overall Company objectives and shareholder expectations. In 2002, annual base salary increases and incentive compensation awards for all of the Named Executive Officers were approved by the Compensation Committee and reported to the Board of Directors. The Compensation Committee believes the recommended salary levels and incentive awards were warranted and consistent with the performance of such executives during fiscal year 2002 based on the Compensation Committee's evaluation of each individual's overall contribution to accomplishing the Company's fiscal year 2002 corporate goals and of each individual's achievement of individual performance goals during the year.

     In reviewing fiscal year 2002 EIP results, the Compensation Committee recognized that the Company did not meet the EBITDA target for financial performance. Therefore, incentive compensation awards to the named Executive Officers for fiscal 2002 were based solely on individual performance factors, which included such qualitative factors as leadership skills, planning initiatives and employee development to ensure short and long-term operational objectives.

  LONG-TERM INCENTIVES

     The Compensation Committee believes that it is essential to align the interests of Dave & Buster's executives and other key management personnel responsible for the growth of the Company with the interests of the Company's shareholders. The Compensation Committee believes that this objective is best accomplished through the provision of stock-based incentives that align themselves to enhancing the Company's value, as set forth in the Company's Stock Plan. Because the Company does not maintain any qualified retirement programs, the Stock Plan also serves as the opportunity to generate additional wealth to be used for later retirement needs.

     The Committee did not award any additional long-term incentives to the Company's executive officers during fiscal 2002, based upon the Committee's view of the adequacy of the levels of current long -- term incentive awards and the Company's performance in fiscal 2002. The Compensation Committee will continue to review long-term incentives and make recommendations, where it deems appropriate, to the Company's Board of Directors, from time to time, to assure the Company's executive officers and other key employees are appropriately motivated and rewarded based on the long-term financial success of the Company.

  CEO COMPENSATION

     In determining the base compensation of Mr. Corriveau and Mr. Corley, who served as Co-Chief Executive Officers during fiscal 2002, the Compensation Committee considered the Company's operating and financial results for fiscal year 2001, subjectively evaluated their individual performance and substantial contribution to Company results, and considered the compensation range for other chief executive officers of companies in the industry. Based on its review of comparable salary data, the Committee believes that the base compensation paid to the Co-CEO's during fiscal 2002 ranked in the 75th percentile range for the industry. Based on that review and assessment, the Compensation Committee recommended, and the Company's Board of Directors approved, an increase in Mr. Corriveau and Mr. Corley's base salary to $600,000 per year effective April 1, 2002.

     Under the EIP, the maximum bonus potential for each of Mr. Corriveau and Mr. Corley is 100% of their base salary. In March 2003, the Compensation Committee awarded each of Mr. Corriveau and Mr. Corley an incentive bonus of $60,000 under the EIP for performance during fiscal 2002. In determining the amount of incentive compensation for fiscal 2002, the Compensation Committee recognized that the Company did not achieve the financial targets under the EIP for 2002, and based such awards solely on the Committee's subjective assessment of the accomplishment of individual performance objectives applicable to Mr. Corriveau and Mr. Corley under the EIP including such qualitative factors as leadership skills, planning initiatives and employee development. Neither Mr. Corriveau or Mr. Corley received any grants of stock-based incentives under the Stock Plan in fiscal 2002 for the reasons stated above.

     In March 2003, the Compensation Committee reviewed the compensation of Mr. Corriveau and Mr. Corley, and recommended not to increase their base salaries for 2003. Subsequently, effective April 2003, the Compensation Committee agreed with each of Mr. Corriveau and Mr. Corley to a 20 percent reduction in base salary, from $600,000 to $480,000 on an annualized basis. At the time of such salary reduction, the Compensation Committee also instituted a special bonus plan for Mr. Corley and Mr. Corriveau whereby each officer could earn an additional bonus of from $60,000 to $120,000 if the Company achieves specified targets in earnings per share (EPS) for fiscal 2003. The entry point for the special bonus plan is a 50% increase in EPS over fiscal 2002, and the maximum bonus will be earned upon a 100% increase in EPS over fiscal 2002. Such bonus plan is in addition to the regular EIP for such officers for fiscal 2003. The practical effect of such changes was to convert a significant amount of each such officer's total annual compensation to "at risk" incentive-based compensation as opposed to guaranteed base compensation.

     In April, 2003, Mr. Corley was named Chief Executive Officer of the Company, replacing the Co-CEO positions previously held by both Mr. Corley and Mr. Corriveau and Mr. Edison was named as Chairman of the Board, replacing Mr. Corley and Mr. Corriveau as Co-Chairmen.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993 limits the deductibility of compensation over $1 million paid by a company to an executive officer. The Compensation Committee will take action to qualify most compensation approaches to ensure deductibility, except in those limited cases in which the Compensation Committee believes shareholder interests are best served by retaining flexibility. In such cases, the Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

  SUMMARY

     As a result of pay-for-performance concepts incorporated in Dave & Buster's executive compensation program, the Compensation Committee believes that the total compensation program for executive officers of the Company is competitive with the compensation programs provided by other companies with which the Company competes, emulates programs of high-performing companies and will serve the best interests of the shareholders of the Company. The Compensation Committee also believes this program will provide opportunities to participants that are consistent with the expectations of the Board and with the returns that are generated on the behalf of the Company's shareholders.

                                          Mark A. Levy, Chairman
                                          Allen J. Bernstein

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no additional compensation for their attendance at meetings of the Board or any of its committees of which they are members. Prior to April 2003, Directors who are not employees of the Company receive $8,000 as an annual retainer, $1,000 for participation in each Board meeting and $800 for participation in each committee meeting. In April 2003, the Compensation Committee recommended and the Board approved increases in the Directors cash compensation as follows: $12,000 annual retainer and $1,250 for participation in each Board meeting. In addition, the Board approved the payment of an additional annual retainer of $5,000 to each Committee chair. When participation in a Board or committee meeting is by telephone, the fee paid is one-half of the amount reported above.

     Under the Company's 1996 Stock Option Plan for outside Directors (the "Directors Plan") each non employee director (excluding those directors who were shareholders prior to the adoption of the Directors Plan) has received an initial grant of 22,500 options either at the time the Directors Plan was adopted or contemporaneously with such director's appointment to the Board. In addition, the non-employee directors have received additional grants of 7,500 options from time to time under the Directors Plan as determined by the Compensation Committee, in recognition of their continuing service as a director. Each such grant vests over a period of three years. In April 2003, the Compensation Committee approved initial grants of 22,500 options to each of Ms. Priest and Messrs. Humann and Pittaway.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and persons who own more than 10% of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5s were required, the Company believes that no persons were required to file a report on Form 5 for the 2002 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an executive officer or employee of the Company. None of the named Executive Officers serves or has served as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving on the Company's Board of Directors or Compensation Committee.

CERTAIN TRANSACTIONS

     Pursuant to a consulting agreement between the Company and Mr. Henrion, a former director of the Company, in fiscal 2002, the Company paid consulting fees of $12,500 per month to Mr. Henrion for advisory services relating to international franchise development and licensing, expansion and site selection, market analysis, improvement and enhancement of the Company's business and other similar activities. The consulting agreement expires in January 2005. Mr. Henrion retired from the Board of Directors in April 2003.

     Since the beginning of fiscal 2002, Mr. Corriveau was indebted to the Company under the terms of a personal loan in the amount of $100,000, which is non-interest bearing and payable on demand. Such loan was in existence prior to the prohibitions enacted under Section 402 of the Sarbanes-Oxley Act of 2002, effective July 30, 2002, and is therefore specifically excluded from such prohibitions so long as it is not materially modified. In March 2003, Mr. Corriveau repaid $50,000 of the loan balance and in April, 2003, repaid the remaining balance.

     On December 29, 2000, the Company entered into a sale/leaseback transaction with Cypress San Diego I, L.P., an affiliate of Cypress Equities, Inc., for its San Diego, California location, whereby the Company received $8.0 million in exchange for committing to lease payments of approximately $23.2 million over 20 years with options for renewal. Mr. Maguire, a director of the Company, is President of Cypress Equities, Inc. Payments to Cypress San Diego I, L.P. for rent during fiscal 2002 were approximately $1,000,000.

     In addition, the Company from time to time has engaged Cypress Equities, Inc. to provide brokerage services in connection with the sale and leaseback of other properties owned by the Company. The amount of broker's commissions paid to Cypress Equities for such services in fiscal 2002 was $332,405.

     Hallett & Perrin, P.C. provides legal services to the Company from time to time. Mr. Hallett, a shareholder of Hallett & Perrin, was a director of the Company during fiscal 2002. Total fees paid by the Company to Hallett & Perrin in fiscal 2002 did not exceed five percent of such firm's gross revenues for its 2002 fiscal year.

STOCK PRICE PERFORMANCE

     Set forth below is a line graph indicating a comparison of cumulative total returns (change in stock price plus reinvested dividends) for the Company's common stock for the five fiscal years ended February 2, 2003, as contrasted with (i) the Standard & Poor's 500 Stock Index and (ii) the Standard & Poor's Smallcap Restaurant Stock Composite Index. Each index assumes $100 invested at February 1, 1998 and is calculated assuming reinvestment of dividends.

     This performance graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of the Company's filings under the Securities Act of 1933 or under the Security Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not be deemed "soliciting material" or be deemed "filed" under such Acts.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG DAVE & BUSTER'S, INC., THE S&P 500 INDEX
                     AND THE S&P SMALLCAP RESTAURANTS INDEX

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                       02/01/98   01/31/99   01/30/00   02/04/01   02/03/02   02/02/03
--------------------------------------------------------------------------------------
 Dave & Buster's,
  Inc.                  100.0      103.83      32.45      46.49      38.47      38.42
 S&P 500                100.0      132.49     146.20     144.88     121.49      93.52
 S&P SmallCap
  Restaurants           100.0      107.02      97.44     125.48     184.25     151.42

* $100 invested on 2/1/98 in stock or index-including reinvestment of dividends.

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                                   PROPOSAL 3

                              SHAREHOLDER PROPOSAL

     Renaissance Capital Group, Inc. has presented a proposal for consideration at the annual meeting. The address and stock ownership of Renaissance will be furnished by the Company's Secretary to any person, orally or in writing as requested, promptly upon receipt of any request therefor. The adoption of such proposal requires the affirmative vote of the holders of a majority of the common stock represented at the Annual Meeting in person or by proxy.

PROPOSAL -- SALE OF THE COMPANY

     The shareholders request that our Board of Directors pursue a sale of the Company, or all or substantially all of its business and assets, with the assistance of a nationally recognized investment banking firm, with a view to consummating such transactions not later than February 28, 2004.

  SUPPORTING STATEMENT

  Shareholder value has declined:

     1. The Company's shares consistently trade at a discount to its publicly traded restaurant peers based on fundamental metrics such as price to book and price to earning ratios, among others.

     2. The market capitalization of the Company has declined from over $375 million in 1999 to a market capitalization of just over $100 million currently despite a 35% increase in the number of restaurants operated by the Company.

  Financial and business performance has also declined:

     1. Operating income for the nine months ended November 3, 2003 declined 20% to $8.5 million from $10.6 million for the comparable period last year.

     2. Operating income has continued to decline over time. For the nine months ended November 3, 2003, operating income declined 35% to $8.5 million from $13.1 million for the comparable period of 1998.

     3. For the nine months ended November 3, 2003, operating margins were 3.1% compared to 4.2% for the nine months ended October 31, 1998, a 26.2% decline.

     4. Operating margins have continued to decline over time. For the nine months ended November 3, 2003, operating margins were 3.1% compared to 10.5% for the nine months ended October 31, 1998, a 70.5% decline.

     5. At November 3, 2002 debt to capital was 27.8% and debt to equity was 50.9% compared to 19.6% and 29.2%, respectively, at December 31, 1998.

  Sale of the Company is called for:

     Some Dave & Buster's, Inc. shareholders are disappointed in the decline of their stock value and the poor financial and business performance of the Company. These shareholders believe that a meaningful way to increase shareholder value for all Dave & Buster's, Inc. shareholders is to pursue a sale of the Company, or all or substantially all of its business and assets, with the assistance of a nationally recognized investment banking firm.

     In the interest of shareholder value vote yes.

  OPPOSING STATEMENT

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

     First, the Company's Board of Directors regularly analyzes strategic alternatives consistent with its fiduciary duties. Such analyses require a review of a broad range of information regarding the Company's business, prospects, financial condition and results of operations, in addition to numerous other factors that a Board must consider in performing its fiduciary responsibilities to the shareholders. Decisions to sell a company do not arise in a vacuum. Rather, such a decision is typically only one potential outcome a Board may reach after it thoroughly analyzes all of its strategic alternatives and concludes that a sale of the Company is the optimal alternative.

     Second, the Board believes that a decision to pursue a sale of the Company, to the exclusion of other potential strategic alternatives, could create a "forced sale" atmosphere. This could cause the Company to negotiate with potential bidders from a position of weakness and could actually have the effect of reducing the perceived value of the Company to a "fire sale" level.

     Third, the Board believes that a sale process which contemplates an unspecified transaction by a specified date could be injurious to the Company's day to day operations by creating uncertainty among lenders, employees, vendors and other constituencies. This uncertainty could materially jeopardize the business and value of the Company. The Board strongly wants to avoid these risks, particularly in the midst of a challenging business environment for restaurant and entertainment companies.

     Fourth, the Board believes that adoption of the proposal is unnecessary. The Company recently completed an extended period during which an announced sale of the Company to Investcorp was pending and then ultimately terminated. During this period, the Company made various public announcements and filings with the SEC which identified parties that had contacted the Company regarding a potential acquisition of the Company and the process by which additional interested parties could seek to do so. The Board, consistent with its fiduciary duties, will carefully consider any bona fide third party offer which the Board believes has the potential to increase shareholder value.

                                 MISCELLANEOUS

"HOUSEHOLDING" OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for the Company. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify the Company that they wish to continue receiving multiple copies. The Company has undertaken householding to reduce its printing costs and postage fees. If shareholders wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, a shareholder may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in April of each year, by notifying the Company in writing at 2481 Manana Drive, Dallas, Texas 75220 or by contacting the Company at (214) 357-9588. Shareholders also may request additional copies of the proxy materials by notifying the Company in writing at the above referenced address or contacting the Company at (214) 357-9588, and the Company will undertake to deliver such additional copies promptly. If a shareholder shares an address with another shareholder and currently is receiving multiple copies of the proxy materials, such shareholder may request householding by notifying the Company at the above referenced address or telephone number.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     For a shareholder proposal to be considered for inclusion in the Company's proxy statement for next year's annual meeting, a written proposal must be received by the Secretary at the Company's principal executive offices no later than January 1, 2004. If the Company changes the date of next year's annual meeting by more than 30 days from the date of this year's annual meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. Shareholders should also be aware that shareholder proposals must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. In order for a shareholder to raise a proposal (including director nominations) from the floor during next year's annual meeting, the Secretary must receive a written notice of the proposal no later than April 11, 2004 and no earlier than March 12, 2004, and it must contain the additional information required by the Company's bylaws. Shareholders may obtain a complete copy of the Company's bylaws by submitting a written request to the Secretary at the Company's principal executive offices. If the Company advances the date of next year's annual meeting by more than 30 days or delays the date of next year's annual meeting by more than 60 days from the date contemplated at this year's annual meeting, in order for the proposal to be timely, the Company must receive a shareholder's written proposal or nomination at the Company's principal executive offices no later than the close of business on the date which is 60 days before the date of next year's annual meeting or 10 days following the day on which the meeting date is publicly announced, whichever is later, and no earlier than 90 days before the date of next year's annual meeting.

                                                                         ANNEX A

                             DAVE & BUSTER'S, INC.

                            AUDIT COMMITTEE CHARTER
                      (AMENDED AND RESTATED APRIL 4, 2003)

     This Audit Committee Charter ("Charter") sets forth the purpose and membership requirements of the Audit Committee (the "Committee") of the Board of Directors of Dave & Buster's Inc. (the "Board") and establishes the authority and responsibilities delegated to it by the Board.

     1. Purpose. The purpose of the Committee is to oversee (i) the integrity of the Company's financial statements and disclosures, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company's independent auditing firm (the "External Auditor"), (iv) the performance of the Company's internal audit function, (v) the Company's internal control systems, and (vi) the Company's procedures for monitoring compliance with its Code of Business Ethics (the "Code of Ethics").

     2.  Committee Members.

     2.1.  Composition and Appointment.  The Committee shall consist of three
(3) or more members of the Board. The members and Chairperson of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee ("Governance Committee"). Membership on the Committee shall rotate at the Board's discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

     2.2. Qualifications. Each member of the Committee shall be independent. To be "independent," a director may not have a relationship with the Company or its management or a private interest in the Company that in any way may interfere with the exercise of such director's independence from the Company and its management. In addition, each member of the Committee must meet the independence requirements of the New York Stock Exchange ("NYSE") and applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission ("SEC"), including the following requirements:

          2.2.1. No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than such director's capacity as a member of the Board, the Committee or any other Board committee.

          2.2.2. No director shall be considered "independent" if such director is affiliated with the Company or any subsidiary thereof in any capacity, other than in such director's capacity as a member of the Board, the Committee or any other Board committee.

          2.2.3. No director shall be considered "independent" if such director receives any consulting, advisory or other compensatory fee from the Company, other than fees received in such director's capacity as a member of the Board, the Committee or any other Board committee.

          2.2.4. No director who is a former employee of the Company or any affiliate of the Company shall be considered "independent" until five years after such employment has ended. A director that was employed by a former parent or predecessor of the Company shall not be considered "independent" until five years after the relationship between the Company and the former parent or predecessor has ended.

          2.2.5. No director who is, or in the past five years has been, affiliated with or employed by a present or former External Auditor of the Company (or present or former external auditor of any of the Company's affiliates) shall be considered "independent" until five years after the end of either the affiliation or the auditing relationship.

          2.2.6. No director shall be considered "independent" if such director is, or in the past five years has been, employed by any company for which any officer of the Company serves or served as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) during the time that such director is or was so employed.

          2.2.7. Directors with immediate family members in the categories described in Sections 2.2.4, 2.2.5 and 2.2.6 are likewise subject to the applicable five-year "cooling off" provisions of those Sections for purposes of determining "independence." However, employment of an immediate family member of a director in a non-officer position (as defined with reference to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, or any successor rule) does not preclude the Board from determining that such director is "independent." The term "immediately family member" includes a person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than such person's employees) who shares such person's home.

     2.3. Financial Literacy. Each member of the Committee shall, in the Board's judgment, be financially literate or must become financially literate within a reasonable period of time after such member's appointment to the Committee. At least one member of the Committee shall, in the Board's judgment, have accounting or related financial management expertise. In addition, in connection with the preparation of any reports regarding the financial experience of the members of the Committee to be included in the Company's periodic public reports, the Board shall determine with respect to each member of the Committee whether or not, in the Board's judgment, such member is a "financial expert," as such term is defined by the SEC.

     2.4. Simultaneous Service on Other Audit Committees. If a member of the Committee serves on the audit committee (or, in the absence of an audit committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) of more than two (2) public companies in addition to the Company, the Board must affirmatively determine that such simultaneous service on multiple audit committees will not impair the ability of such member to serve on the Committee. The basis for the Board's determination shall be disclosed in the Company's proxy statement prepared in connection with its annual meeting of stockholders.

     2.5. Compensation. The members of the Committee shall not receive any direct or indirect compensation from the Company, other than director's fees. Members of the Committee shall, at the discretion of the Board, be entitled to receive fees for service on the Committee or for service as Chairperson of the Committee in addition to the normal fees paid to all directors.

     3.  Authority.

     3.1. Education. To help ensure that the members of the Committee have the proper knowledge to perform their responsibilities, Committee members, shall have the authority, at the Company's expense, to attend outside educational programs, retain outside professionals to conduct educational programs and undertake other appropriate steps to keep current with developments in accounting, disclosure, risk management, internal controls, auditing and other matters that are relevant to the carrying out of the Committee's responsibilities.

     3.2. Advisors. The Committee shall have the authority (i) to retain, at the Company's expense, independent legal, financial and other advisors ("Advisors") it deems necessary to fulfill its responsibilities, and (ii) determine the compensation of such Advisors.

     3.3. Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

     3.4. Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company's outside legal counsel and the External Auditor to meet with the

Committee and any of its advisors and to respond to their inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

     3.5. Funding. The Committee shall have the authority to determine, on behalf of the Company, the compensation of (i) the External Auditor for its services in rendering an audit report, and (ii) any Advisors employed by the Committee pursuant to Section 3.2.

     3.6. Subcommittees. The Committee shall have the authority to delegate authority and responsibilities to subcommittees provided that no subcommittee shall consist of less than two members.

     4.  Meetings.

     4.1. Periodic Meetings. The Committee shall meet at least once per fiscal quarter in connection with (i) its review of the Company's earning releases, financial statements and the disclosures that are to be included in its Form 10-Q and Form 10-K filings with the SEC, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and (ii) its preparation of the Committee's report to be included in the Company's proxy statement in connection with the Company's annual meeting of stockholders. The Chairperson may call a special meeting at any time as he or she deems advisable.

     4.2. Executive Sessions. The Committee shall maintain free and open communication with (i) the Company's chief executive officer ("CEO"), (ii) the Company's chief financial officer ("CFO"), (iii) the Company's chief of internal auditing ("Internal Auditor"), (iv) the External Auditor, and (v) the Company's general counsel ("General Counsel") and shall periodically meet, in its sole discretion, in separate executive (private) sessions with each such person to discuss any matters that the Committee or any of them believes should be discussed privately with the Committee.

     4.3. Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

     4.4. Quorum. A quorum shall consist of a majority of the Committee's members. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

     4.5. Agenda. The Chairperson of the Committee shall prepare an agenda for each meeting of the Committee in consultation with Committee members and any appropriate member of the Company's management or staff. Appropriate members of the Company management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

     4.6. Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

     5. General Oversight. The Committee's responsibilities shall include review of (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, (ii) any analyses prepared by management or the External Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the presentation of the Company's financial statements, (iii) the effect of regulatory and accounting industry initiatives, as well as off-balance sheet structures, on the Company's financial statements, and (iv) press releases that contain information with respect to the historical or projected financial performance of the Company (with particular attention on the use of "pro forma," or "adjusted" non-GAAP, information), as well as any other financial information provided to a financial analyst or a rating agency.

     6.  External Auditor Oversight.

     6.1. Selection and Evaluation. The Committee shall have the responsibility and sole authority for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit and engagement fees. The Committee shall annually, following the completion of the audit reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor, including a specific evaluation of the External Auditor's lead (or coordinating) audit partner having primary responsibility for the Company's audit.

     6.2.  Pre-Approval of External Auditor Services.

          6.2.1. Committee Pre-Approval. No audit services or non-audit services shall be performed by the External Auditor for the Company unless first pre-approved by the Committee and unless permitted by applicable federal securities laws and the rules and regulations of the SEC. If the Committee approves an audit service within the scope of the engagement of the External Auditor, such audit service shall be deemed to have been pre-approved for purposes of this Section.

          6.2.2. Delegation of Pre-Approval Authority. The Committee may delegate to one (1) or more members of the Committee the authority to grant pre-approval of non-audit services required by this Section. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be reported to the full Committee at its next scheduled meeting.

     6.3. Independence. The Committee shall periodically meet with the External Auditor to assess and satisfy itself that the External Auditor is "independent" in accordance with the rules and regulations of the SEC. The Committee shall annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company that may impact the External Auditor's objectivity and independence, (ii) confirmation that the Company's CEO, controller, CFO, chief accounting officer, Internal Auditor, or any person serving in an equivalent position to any of the foregoing for the Company, was not employed by the External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged, and (iii) all the disclosures required by Independence Standards Board Standard No. 1. The Committee shall establish a policy regarding the Company's hiring of any former employee of the External Auditor.

     6.4. Quality Control. The Committee shall annually obtain from the External Auditor a written report describing (i) the External Auditor's internal quality-control procedures, and (ii) any material issues raised by (a) the External Auditor's most recent internal quality-control review, or peer review or (b) any inquiry or investigation by governmental or professional authorities, in each case, within the preceding five years, respecting one or more independent audits carried out by the External Auditor, and any steps taken to deal with any such issues.

     6.5. Audit Partner Rotation. The Committee shall annually obtain from the External Auditor a written statement confirming that the lead (or coordinating) audit partner having primary responsibility for the Company's audit has not performed any audit services for the Company in each of the Company's five (5) previous fiscal years.

     6.6. Review of External Auditor Reports. The Committee shall review with management, the Internal Auditor and the External Auditor all reports required to be made by the External Auditor under applicable federal securities laws and the rules and regulations of the SEC regarding (i) all critical accounting policies and practices used by the Company, (ii) all alternative treatments of the Company's financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor, (iii) all other material written communications between the External Auditor and management, such as any management letter or schedule of unadjusted differences, and (iv) management's assessment of the Company's internal controls.

     6.7. Internal Control Assessment. The Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company's internal controls made by the Company's management.

     6.8. Non-Audit Services. The Committee shall review with management and decide whether to approve the retention of the External Auditor for any non-auditing services proposed to be rendered to the Company, including assessing their compatibility with maintaining the External Auditor's independence. No non-audit services may be provided to the Company by the External Auditor unless approved in advance by the Committee under Section 6.2 above. The External Auditor shall not provide to the Company, and the Committee shall not have the authority to approve the provision to the Company by the External Auditor of, those services described in Section 201 of the Sarbanes-Oxley Act of 2002 (the "Act") or any other service that the Public Accounting Oversight Board established under the Act determines, by regulation may not be provided to the Company by the External Auditor.

     6.9. Accountability. The External Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its direct accountability to the Committee.

     6.10. Audit Assessment. The Committee shall review with management, the Internal Auditor and the External Auditor any problems or difficulties encountered in connection with the audit process, including any restrictions on the scope of the External Auditor's activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but that were passed (as material or otherwise), any communications between the External Auditor's team assigned to the Company's audit and the External Auditor's national office respecting auditing or accounting issues presented by the Company's audit, and any "management" or "internal control" letter issued, or proposed to be issued, by the External Auditor to the Company.

     6.11. SAS 61. The Committee shall discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61.

     6.12. Disagreements. The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company's financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

     7.  Internal Auditing Oversight.

     7.1. Internal Auditing Staff. The Committee shall annually evaluate the performance of the Internal Auditor and the internal auditing department with management and the External Auditor.

     7.2. Internal Audit Process. The Committee shall meet periodically with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor, and (iii) the progress and results of the internal auditing process.

     7.3. Internal Audit Reports. The Committee shall meet periodically with the Internal Auditor to review any significant reports to management prepared by the internal auditing staff. The Internal Auditor shall provide a summary of all significant internal audit reports to the Committee each quarter.

     8.  Financial Statements and Disclosure Oversight.

     8.1. SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Committee shall review with management and the External Auditor the financial statements and the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Committee shall periodically review with management and the External Auditor the Company's procedures (including types of information to be disclosed and the type of presentation to be made) with respect to press releases and with respect to financial information and earnings guidance provided to financial analysts and rating agencies.

     8.2. Accounting Changes. The Committee shall, before their implementation, review with management and the External Auditor and approve all significant changes proposed to be made in the Company's accounting principles and practices.

     8.3. Adequate Disclosure. The Committee shall periodically inquire of management, the External Auditor, the General Counsel and, if the Committee deems it appropriate, outside legal counsel as to whether the Company's financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

     8.4. Criticisms. The Committee shall periodically inquire of management, the General Counsel and the External Auditor as to their knowledge of any criticism of the Company's financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. The Committee shall establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

     9.  Internal Controls, Legal Compliance and Code of Ethics Oversight.

     9.1. Internal Controls and Compliance Policies. For the purpose of assessing their adequacy and effectiveness, the Committee (i) shall periodically review and assess with management, the Internal Auditor, the General Counsel and the External Auditor (a) the internal control systems of the Company, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Company's policies on compliance with laws and regulations, (c) the Code of Ethics, and (d) the methods and procedures for monitoring compliance with such policies, and (ii) shall elicit from them any recommendations for the improvement of the Code of Ethics and such controls, policies, methods and procedures. The Committee shall review with management and the External Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal control Structure and procedures of the Company for financial reporting) that is required to be filed by the Company with the SEC on Form 10-K.

     9.2. Information Security. The Committee shall periodically review and assess with management and the External Auditor the adequacy of the security for the Company's information systems and the Company's contingency plans in the event of a systems breakdown or security breach.

     9.3. Code of Ethics. The Committee shall periodically inquire of management, the Internal Auditor and the External Auditor as to their knowledge of (i) any violation of the Code of Ethics, (ii) any waiver of compliance with the Code of Ethics, and (iii) any investigations undertaken with regard to compliance with the Code of Ethics. Any waiver of the Code of Ethics with respect to a director or executive officer may only be granted by the Committee. All waivers granted by the Committee shall be promptly reported to the entire Board and disclosed as required by rules and regulations of the SEC and NYSE.

     9.4. Misconduct Allegations. The Committee shall periodically inquire of management and the General Counsel of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

     9.5. Disagreements. The Committee shall inquire of management, the General Counsel and, if appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

     10.  Risk Management Oversight.

     10.1. Risk Exposure. The Committee shall periodically meet with management and the External Auditor to review the Company's major risks or exposures and to assess the steps taken by management to monitor and control such risks and exposures.

     10.2. Insurance. The Committee shall periodically review and assess with management and the General Counsel insurance coverage, including Directors and Officers Liability, property and casualty loss, and surety bonds.

     10.3. Special-Purpose Entities and Off-Balance Sheet Transactions. The Committee shall periodically meet with management, the Internal Auditor, the General Counsel and the External Auditor to review and assess all "special-purpose" entities of the Company and all complex financing transactions involving the Company, including all related off-balance sheet accounting matters.

     10.4. Consultation with Legal Counsel. The Committee shall periodically receive reports from, and review with the General Counsel and, if the Committee deems appropriate, outside legal counsel legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquiries received from governmental agencies) that may have a significant impact on the Company's financial statements or risk management.

     11.  Reports and Assessments.

     11.1. Board Reports. The Chairperson of the Committee shall report from time to time to the Board on Committee actions and on the fulfillment of the Committee's responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's External Auditors and the performance of the Company's internal audit function.

     11.2. Charter Assessment. The Committee shall annually review and assess the adequacy of this Charter and advise the Board and the Governance Committee of its assessment and of its recommendation for any changes to the Charter.

     11.3. Committee Self-Assessment. The Committee shall annually review and make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Governance Committee.

     11.4. Proxy Statement Report. The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company's proxy statement prepared in connection with its annual meeting of stockholders.

     11.5. Recommend Action. The Committee shall annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company's Annual Report on Form 10-K for filing with the SEC.

     11.6. Board Access to External Auditor. The Committee shall, whenever the Board of Directors or the Committee deems it appropriate, have the External Auditor attend a meeting of the full Board to discuss specific issues and to answer questions from the directors.

     12.  General.

     12.1. Financial Statement Responsibility. The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company's financial statements, to guarantee the External Auditor's report, or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the Internal Auditor and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

     12.2. Charter Guidelines. While the responsibilities of the Committee set forth in Section 4 through 11 above are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

                                                                         ANNEX B

                             DAVE & BUSTER'S, INC.

                         COMPENSATION COMMITTEE CHARTER
                             ADOPTED APRIL 4, 2003

     This Compensation Committee Charter (the "Charter") sets forth the purpose and membership requirements of the Compensation Committee (the "Committee") of the Board of Directors of Dave & Buster's Inc. (the "Board") and establishes the authority and responsibilities delegated to it by the Board.

     1. Purpose. The purpose of the Committee is to (i) assist the Board in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Company's Chief Executive Officer ("CEO") and other executives and (ii) prepare an annual report on executive compensation for inclusion in the Company's proxy statement for the annual meeting of stockholders.

     2.  Committee Members.

     2.1.  Composition and Appointment.  The Committee shall consist of three
(3) or more members of the Board. The members and Chairperson of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee ("Governance Committee"). Membership on the Committee shall rotate at the Board's discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

     2.2. Qualifications. Each member of the Committee shall be independent. To be "independent," a director may not have a relationship with the Company or its management or a private interest in the Company that in any way may interfere with the exercise of such director's independence from the Company and its management. In addition, each member of the Committee must meet the independence requirements of the New York Stock Exchange ("NYSE") and applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission (the "SEC"), including the following requirements:

          2.2.1. No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than such director's capacity as a member of the Board, the Committee or any other Board committee.

          2.2.2. No director who is a former employee of the Company or any affiliate of the Company shall be considered "independent" until five years after such employment has ended. A director that was employed by a former parent or predecessor of the Company shall not be considered "independent" until five years after the relationship between the Company and the former parent or predecessor has ended.

          2.2.3. No director who is, or in the past five years has been, affiliated with or employed by a present or former external auditor of the Company (or present or former external auditor of any of the Company's affiliates) shall be considered "independent" until five years after the end of either the affiliation or the auditing relationship.

          2.2.4. No director shall be considered "independent" if such director is, or in the past five years has been, employed by any company for which any officer of the Company serves or served as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) during the time that such director is or was so employed.

          2.2.5. Directors with immediate family members in the categories described in Sections 2.2.2, 2.2.3 and 2.2.4 are likewise subject to the applicable five-year "cooling off" provisions of those Sections for purposes of determining "independence." However, employment of an immediate family member of a director in a non-officer position (as defined with reference to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, or any successor rule) does not preclude the Board from determining that such director is "independent." The term "immediately family member" includes a person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than such person's employees) who shares such person's home.

     3.  Authority.

     3.1. Advisors. The Committee shall have the sole authority to (i) retain, at the Company's expense, an independent compensation consultant and other expert advisors ("Advisors") as it deems necessary to fulfill its responsibilities under this charter, (ii) determine the compensation and other terms of the engagement of such Advisors and (iii) terminate the engagement of such Advisors. The Advisors shall report directly to the Committee.

     3.2. Subcommittees. The Committee may delegate authority and responsibilities to subcommittees as it deems proper, provided that no subcommittee shall consist of less than two members.

     4.  Meetings.

     4.1. Frequency of Meetings. The Committee shall meet at least once per fiscal quarter. The schedule for regular meetings of the Committee shall be established by the Committee. The Chairperson of the Committee may call a meeting at any time as he or she deems advisable.

     4.2. Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

     4.3. Quorum. A quorum shall consist of a majority of the Committee's members. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee. However, the package of compensation for the CEO must be approved unanimously by the standing members of the Committee.

     4.4. Agenda. The Chairperson of the Committee shall prepare an agenda for each meeting in consultation with Committee members and any appropriate member of the Company's management or staff. Appropriate members of Company management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

     4.5. Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

     5.  Executive Compensation.

     5.1. Compensation Philosophy and Strategy. The Committee shall review the compensation philosophy and strategy of the Company and its subsidiaries and consult with the CEO, as needed, regarding the role of the Company's compensation strategy in achieving the Company's objectives and performance goals and the long-term interests of the Company's stockholders.

     5.2. Comparison Analysis. The Committee shall annually review market and industry data to assess the Company's competitive position with respect to the individual elements of total executive compensation to ensure the attraction, retention and appropriate reward of the Company's executive officers.

     5.3. Administration of Plans. The Committee shall administer the Company's incentive compensation and stock option and other equity based plans (including specific provisions) in which the CEO and other executive officers may be participants and recommend to the Board amendments to such plans or adoption of new plans. In connection with administering such plans, the Committee shall have the authority to (i) approve option guidelines and general size of overall grants, (ii) make grants, (iii) interpret the plans, (iv) determine the rules and regulations relating to the plans, (v) modify or cancel existing grants and substitute new grants (with the consent of grantees), (vi) designate employees eligible to participate in the plans and (vii) impose limitations, restrictions and conditions upon any award as the Committee deems appropriate and as permitted under the applicable plan.

     5.4. Executive Compensation. The Committee shall annually review and establish the base salary, incentive compensation, deferred compensation, stock options, performance units and other equity based awards for the CEO. The Committee shall annually review with the CEO his or her decision as to the compensation of the Company's other executive officers.

     6. CEO Performance. The Committee shall annually evaluate the CEO's performance and take into account such performance evaluation in establishing the CEO's compensation.

     7. Special Recommendations to the Board. The Committee shall review and make recommendations to the Board regarding (i) any employment agreement, severance agreement, change in control agreement or provision, or separation agreement, or any amendment to the same, that is proposed to be entered into with the CEO or any other executive officer and (ii) any deferred compensation arrangement that is proposed to be entered into with the CEO or any other executive officer.

     8.  Director Compensation Oversight.

     8.1. Review of Director Compensation. The Committee shall annually review and make recommendations to the Board regarding the compensation paid to the Company's directors. Such review shall include any fees paid for attendance at meetings of the Board and any of its committees and grants of stock options or stock.

     8.2. Compliance with Restrictions. The Committee shall monitor the amount of compensation proposed to be paid to any director for compliance with the Company's equity compensation plans. In addition, the Committee shall monitor the effect that compensation proposed to be paid to a director will have on the director's ability to be considered "independent" under the requirements of the NYSE and applicable federal securities laws, including the rules and regulations of the SEC. The Committee shall advise the Board if any compensation proposed to be paid to a director would violate the Company's equity compensation plans or have an undesirable impact on the director's independence. In fulfilling its responsibilities hereunder, the Committee shall give due consideration to the different definitions of "independent" that apply to the Board and its different committees and any requirement that the Board or a Board committee contain a majority of, or be entirely composed of, "independent" directors.

     9.  Reports and Assessments.

     9.1. Board Reports. The Chairperson of the Committee shall report from time to time to the Board on Committee actions and on the fulfillment of the Committee's responsibilities under this Charter.

     9.2. Charter Assessment. The Committee shall annually review and assess the adequacy of this Charter and advise the Board and the Governance Committee of its assessment and of its recommendation for any changes to the Charter.

     9.3. Committee Self-Assessment. The Committee shall annually review and make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Governance Committee.

     9.4. Annual Report on Compensation. The Committee shall annually advise the Board as to whether the Company's executive officer compensation arrangements are appropriate.

     9.5. Proxy Statement Report. The Committee shall prepare an annual report on executive compensation as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company's proxy statement prepared in connection with its annual meeting of stockholders.

                                                                         ANNEX C

                             DAVE & BUSTER'S, INC.

             NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
                             ADOPTED APRIL 4, 2003

     This Nominating and Corporate Governance Committee Charter (the "Charter") sets forth the purpose and membership requirements of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors of Dave & Buster's Inc. (the "Board") and establishes the authority and responsibilities delegated to it by the Board.

     1. Purpose. The purpose of the Committee is to (i) identify and recommend to the Board individuals qualified to be nominated for election to the Board,
(ii) recommend to the Board the members and Chairperson for each Board committee, (iii) periodically review and assess the Company's Corporate Governance Principles and the Company's Code of Business Ethics and Conduct and make recommendations for changes thereto to the Board and (iv) oversee the annual self-evaluation of the performance of the Board.

     2.  Committee Members.

     2.1.  Composition and Appointment.  The Committee shall consist of three
(3) or more members of the Board. The members and Chairperson of the Committee shall be appointed by the Board on the recommendation of the Committee. Membership on the Committee shall rotate at the full Board's discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

     2.2. Qualifications. Each member of the Committee shall be independent. To be "independent," a director may not have a relationship with the Company or its management or a private interest in the Company that in any way may interfere with the exercise of such director's independence from the Company and its management. In addition, each member of the Committee must meet the independence requirements of the New York Stock Exchange ("NYSE") and applicable federal securities law, including the rules and regulations of the SEC, including the following requirements:

          2.2.1. No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than such director's capacity as a member of the Board, the Committee or any other Board committee.

          2.2.2. No director who is a former employee of the Company or any affiliate of the Company shall be considered "independent" until five years after such employment has ended. A director that was employed by a former parent or predecessor of the Company shall not be considered "independent" until five years after the relationship between the Company and the former parent or predecessor has ended.

          2.2.3. No director who is, or in the past five years has been, affiliated with or employed by a present or former external auditor of the Company (or present or former external auditor of any of the Company's affiliates) shall be considered "independent" until five years after the end of either the affiliation or the auditing relationship.

          2.2.4. No director shall be considered "independent" if such director is, or in the past five years has been, employed by any company for which any officer of the Company serves or served as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) during the time that such director is or was so employed.

          2.2.5. Directors with immediate family members in the categories described in Sections 2.2.2, 2.2.3 and 2.2.4 are likewise subject to the applicable five-year "cooling off" provisions of those Sections for purposes of determining "independence." However, employment of an immediate family member of a director in a non-officer position (as defined with reference to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, or any successor rule) does not preclude the Board from determining that such director is "independent." The term "immediately family member" includes a person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than such person's employees) who shares such person's home.

     3.  Authority.

     3.1. Advisors. The Committee shall have the sole authority to (i) retain, at the Company's expense, independent advisors ("Advisors") as it deems necessary to fulfill its responsibilities under this charter, (ii) determine the compensation of such Advisors and (iii) terminate the engagement of such Advisors.

     3.2. Subcommittees. The Committee shall have the authority to delegate authority and responsibilities to subcommittees as it deems proper, provided that no subcommittee shall consist of less than two members.

     4.  Meetings.

     4.1. Frequency of Meetings. The Committee shall meet at least once per fiscal quarter. The schedule for regular meetings of the Committee for each year shall be established by the Committee. The Chairperson of the Committee may call a special meeting at any time as he or she deems advisable.

     4.2. Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

     4.3. Quorum. A quorum shall consist of a majority of the Committee's members. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee, except that nominations for directors that are submitted to the Board shall be approved by the two-thirds vote of the standing members of the Committee.

     4.4. Agenda. The Chairperson of the Committee shall prepare an agenda for each meeting in consultation with Committee members and any appropriate member of the Company's management or staff. Appropriate members of Company management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

     4.5. Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

     5.  Director Nominees.

     5.1. Nominee Criteria and Qualifications. The Committee shall establish criteria for persons to be nominated for election to the Board and its committees, taking into account the composition of the Board as a whole. At a minimum, the criteria should include a candidate's qualification as "independent," under the various standards applicable to the Board and each of its committees, as well as a candidate's depth of experience and availability, the balance of the business interest and experience of the incumbent or nominated directors, and the need for any required expertise on the Board or one of its committees. With respect to incumbent members of the Board, the Committee shall also consider the performance of the incumbent director. In addition, the Committee shall determine whether qualifications for membership on each committee of the Board of Directors are met.

     5.2. Identification of Board Candidates. When the circumstances require, the Committee shall identify and recommend to the Board new persons qualified to be nominated for election as directors. The

Committee shall also annually review each incumbent director's past performance and recommend to the Board whether such director should be nominated for reelection.

     5.3. Recommendation of Board Nominees. Prior to each annual meeting of the stockholders of the Company, the Committee shall, on a timely basis, recommend to the full Board a slate of nominees for election to the Board.

     6. Recommendation of Committee Members. The Committee shall annually recommend to the Board the membership of each Board committee (including this Committee) and a Chairperson for each committee. The Committee shall review the qualifications of the members of each committee to ensure that each committee has in membership that meets any applicable criteria of the rules and regulations of the SEC and NYSE. There is no mandated policy limiting the length of service on any committee.

     7.  Board Matters.

     7.1. Director Orientation. The Committee shall, in consultation with the Chief Executive Officer and appropriate members of management, periodically review and approve the Company's orientation program for new directors in accord with the Company's corporate governance principles.

     7.2. Recruitment of Directors. The Committee shall evaluate the Company's policies relating to the recruitment of directors, including compensation and director and officer's insurance, as well as indemnification protections provided in the Company's organizational documents, and make recommendations to the Board or any appropriate Board committee regarding such matters.

     8.  Executive Officer Matters.

     8.1. Management Succession. The Committee shall receive periodically from the CEO recommendations regarding the CEO's successor, the development of other executive talent and the executive management needs of the Company.

     8.2. CEO Succession. The Committee shall recommend to the Board a successor to the CEO when a vacancy occurs.

     8.3. Appointment of Officers. The Committee shall review the CEO's appointment of SEC reporting officers ("SEC reporting officers" are those officers that file Forms 3 and 4 with the SEC under Section 16 of the Securities Exchange Act of 1934) and make recommendations to the Board with respect to such persons to be elected officers by the Board and review any proposed personnel changes involving such officers.

     9.  Reports and Assessments.

     9.1. Board Reports. The Chairperson of the Committee shall report from time to time to the Board on Committee actions and on the fulfillment of the Committee's responsibilities under this Charter.

     9.2. Charter Assignment. The Committee shall annually review and assess the adequacy of this Charter and advise the Board of its recommendation for any changes to the Charter.

     9.3. Committee Self-Assessment. The Committee shall annually review and make a self-assessment of its performance, and shall report the results of such self-assessment to the Board.

     9.4. Assessment of Board. The Committee shall conduct an annual self-assessment of the Board's performance. The Committee shall be responsible for establishing the evaluation criteria and implementing the process for such evaluation.

     9.5. Evaluation of Committee Charters. The Committee shall conduct an annual review of all committee charters and recommend to the Board any changes it deems necessary. In connection therewith, the Committee shall review the recommendations of each Board Committee regarding the charter of its committee.

     9.6. Corporate Governance. The Committee shall conduct an annual review and assessment of (i) the Company's corporate governance principles and (ii) the Company's Business Ethics Policy and recommend to the Board any changes it deems necessary.

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
[X]  PLEASE MARK
     YOUR VOTES AS
     INDICATED IN        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 AND "AGAINST" SHAREHOLDER
     THIS EXAMPLE        PROPOSAL 3. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

                                                                                                               FOR  AGAINST  ABSTAIN

The Board of Directors recommends a vote                        2. To ratify the appointment of Ernst &        [ ]    [ ]      [ ]
FOR Proposals 1 and 2.                                             Young LLP as Dave & Buster's
                                                                   independent auditors for fiscal year
1. To elect three (3) members to the Board                         2003.
   of Directors of the Company to terms
   expiring in 2006.                                            The Board of Directors recommends a vote
                                                                AGAINST Shareholder Proposal 3.
                                          WITHHOLD                                                             FOR  AGAINST  ABSTAIN
                                 FOR     AUTHORITY              3. Shareholder Proposal on Sale of the
                                 ALL      FOR ALL                  Company (see p. 18 of the Proxy Statement)  [ ]    [ ]      [ ]
                               NOMINEES   NOMINEES  EXCEPTIONS
Nominees: James W. Corley
          Peter A. Edison        [ ]        [ ]        [ ]
          Patricia P. Priest


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, MARK THE 'EXCEPTIONS' BOX AND                           CHANGE OF ADDRESS MARK HERE [ ]
WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
                                                                                Please sign exactly as your name appears hereon.
EXCEPTIONS:                                                                     When signing in a representative capacity, please
           ---------------------                                                give full title.

                                                                                Date:                                        , 2003
                                                                                     ----------------------------------------

                                                                                ----------------------------------------------------
                                                                                                       Signature

                                                                                ----------------------------------------------------
                                                                                                       Signature

                                                                                PLEASE MARK, SIGN, DATE AND RETURN THIS WHITE PROXY
                                                                                CARD PROMPTLY USING THE POSTAGE-PAID ENCLOSED
                                                                                ENVELOPE.

                                    IMPORTANT

Your vote is important. No matter how many shares of Dave & Buster's, Inc. common stock you own, please give DAVE & BUSTER'S your proxy FOR the election of Management's nominees for director, FOR the ratification of Ernst & Young LLP as Dave & Buster's independent auditors for fiscal year 2003, and AGAINST the shareholder proposal requesting that the Board of Directors pursue a sale of DAVE & BUSTER'S (see p. 18 of the Proxy Statement) by signing, dating and returning DAVE & BUSTER'S WHITE proxy card today in the postage prepared envelope provided.

Your Board of Directors urges you NOT to return any BLUE proxy cards you may have received.

If you have already submitted a BLUE proxy, you may change your vote to a vote "FOR" election of Management's nominees and "FOR" the ratification of Ernst & Young as independent auditors by signing, dating and returning DAVE & BUSTERS WHITE proxy card, which must be dated after any BLUE proxy you may have submitted. Only your last proxy for the Annual Meeting will count at the meeting. If any of your shares of Dave & Buster's are held in the name of a brokerage firm, bank, nominee or other institution, only they can vote the shares and only upon receipt of your specific instructions. Please, sign, date and promptly mail the WHITE proxy card in the envelope provided by your broker, bank nominee or other institution. REMEMBER, your shares cannot be voted unless you sign and return an executed proxy card to your nominees.

If you have any questions or require any additional information or assistance, please call our proxy solicitor, Georgeson Shareholder Communications, Inc. at the numbers set forth below.

                            Georgeson GS Shareholder
                           17 STATE STREET, 10TH FLOOR
                               NEW YORK, NY 10004
                           (800) 605-6576 (TOLL FREE)
               BANKS AND BROKERAGE FIRMS PLEASE CALL: 212-440-9800



                          PLEASE DETACH PROXY CARD HERE
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PROXY

                              DAVE & BUSTERS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 10, 2003

The undersigned shareholder hereby appoints David O. Corriveau and James W. Corley, or each of them, with full powers of substitution and revocation, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of Common Stock of Dave & Buster's (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held June 10, 2003 at 9:00 a.m. local time at The Show Room at Dave & Buster's, 10727 Composite Drive, Dallas, Texas, or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote as indicated herein. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth on the reverse.

THE PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY (IF SIGNED) WILL BE VOTED (1) FOR MANAGEMENT'S THREE NOMINEES FOR DIRECTOR, (2) FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2003 AND (3) AGAINST THE SHAREHOLDER PROPOSAL TO SELL THE COMPANY. THIS PROXY ALSO GRANTS TO THE HOLDERS THE DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

   (Please sign and date this WHITE proxy on the reverse side and return it in enclosed envelope.)